SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 10, 2004

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 458-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

THE FOLLOWING IS A SUMMARY OF THE DOCUMENTS DISCUSSED BELOW AND IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF SUCH DOCUMENTS OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF SUCH DOCUMENTS. REFERENCE IS MADE TO THE COPIES OF SUCH DOCUMENTS ATTACHED HERETO AS EXHIBITS FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF SUCH DOCUMENTS.

Item 5. Other Events.

On February 10, 2004, Antares Pharma, Inc. (the “Company”) completed a private placement of its common stock and warrants to several investors. Specifically, the Company sold 9,550,000 shares of its common stock, par value $.01 per share, for an aggregate purchase price of $9,550,000. As part of the transaction, the Company also issued to the investors five-year warrants (the “Warrants”) to purchase an aggregate of 3,183,333 shares of the Company’s common stock at an exercise price of $1.25 per share. The Company granted the investors customary demand and piggyback registration rights with respect to the shares of its common stock issued and that are issuable upon exercise of the Warrants.

SCO Securities LLC acted as placement agent for the transaction. Pursuant to the Company’s agreement with SCO, the Company paid SCO $764,000 (consisting of cash compensation of 7% of the aggregate amount received by the Company and expense reimbursement of 1%) and issued to SCO a warrant to purchase 955,000 shares of the Company’s common stock at an exercise price of $1.00 (the “Agent’s Warrant”). Other than the difference in exercise price, the Agent’s Warrant and the Warrants are identical in form.

On February 10, 2004, the Company issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing the completion of this transaction, a copy of which is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

10.62	Form of Purchase Agreement, dated February 10, 2004, by and among Antares Pharma, Inc. and the Investors
10.63	Form of Registration Rights Agreement, dated February 10, 2004, by and among Antares Pharma, Inc. and the Investors
10.64	Form of Warrant, dated February 10, 2004
99.1	Press Release dated February 10, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2004		ANTARES PHARMA, INC.

	By	/s/ Lawrence M. Christian
Lawrence M. Christian
Chief Financial Officer, Vice President – Finance